Exhibit 3(b)

BYLAWS OF 1ST SOURCE CORPORATION
AMENDED BY DIRECTORS
October 22, 2015.

ARTICLE 1
NAME AND REGISTERED OFFICE

Section 1.1    Name. The name of the corporation is 1st Source Corporation (“Corporation”).

Section 1.2    Registered Office. The address of the registered office of the Corporation in Indiana is 100 N. Michigan Street, South Bend, Indiana 46601. The Corporation may have other offices, both within and without the State of Indiana, as the board of directors of the Corporation (“Board”) from time to time shall determine or the business of the Corporation may require.

ARTICLE 2
SHARES

Section 2.1    Shares Certificates and Their Transfer. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such shares. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. The certificates representing shares of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, Chief Executive Officer, or the President and by the Secretary or Assistant Secretary. Such signatures may be manual or facsimiles. Although any officer, transfer agent or registrar whose signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 2.2    Transfer of Shares. Shares of stock of the Corporation shall be transferable as prescribed by law and these bylaws. Transfers of shares shall be made on the books of the Corporation, and for certificated shares upon surrender of the certificate or certificates representing the same. The certificate or certificates (or an instrument of transfer or assignment satisfactory to the Corporation and delivered to the Corporation) must be properly endorsed by the registered holder or by such person’s duly authorized attorney-in-fact, with the endorsement witnessed by one witness or guaranteed by a bank or registered securities broker or dealer. The requirement for a witness or guarantee may be waived in writing upon the form of endorsement by the Chief Executive Officer or President of the Corporation. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 2.3    Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate, or such person’s legal representative. The Board, the Chairman of the Board, the Executive Committee, the President, the Chief Executive Officer or the Chief Executive Officer’s delegate in writing may, in the exercise of discretion, require the owner or such person’s legal representative to give a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the certificate alleged to be lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE 3
SHAREHOLDERS

Section 3.1    Place of Meetings. All meetings of Shareholders shall be held at such place as may be specified in the notices of the meeting.

Section 3.2    Annual Meeting. Unless otherwise determined by the Board, the annual meeting of Shareholders for the election of Directors and for the transaction of other business as may properly come before the meeting shall be held in April each year, the exact date and time to be determined by the Board and stated in the notice of meeting. Failure to hold the annual meeting at the designated time does not affect the validity of any corporate action.

1 of 8

BYLAWS OF 1ST SOURCE CORPORATION

Section 3.3    Special Meetings. Special meetings of Shareholders must be held on call of the Chief Executive Officer, the President, the Chairman of the Board of Directors, or the Board of Directors. Any notice of a special meeting shall specify by whom such meeting was called.

Section 3.4    Record Date. The Board may fix a record date not exceeding seventy (70) days prior to the date of any meeting of Shareholders for the purpose of determining the Shareholders entitled to notice of and to vote at the meeting. If the Board does not fix a record date, the record date shall be the tenth (10th) day prior to the date of the meeting.

Section 3.5    Notice of Meetings. A notice stating the date, time and place of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Indiana Business Corporation Law (the “Act”), the Articles or the Bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed to each Shareholder entitled to vote or otherwise entitled to notice under the Act, at the address which appears on the records of the Corporation, or shall be given orally in person or by telephone, at least ten (10) days but not more than sixty (60) days before the date of the meeting.

Section 3.6    Waiver of Notice. Notice of any meeting may be waived before or after the date and time stated in the notice in a writing signed by any Shareholder if the waiver is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance at any meeting waives objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Attendance at any meeting also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

Section 3.7    Proxies. A Shareholder entitled to vote at any meeting of Shareholders or to express consent to corporate action in writing without a meeting may vote in person or by proxy appointed in a writing signed by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. No appointment of a proxy shall be valid after eleven (11) months from the date of its execution unless it expressly provides a longer time. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder.

Section 3.8    Quorum and Voting. At any meeting of Shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at the meeting shall constitute a quorum. Action on a matter is approved if votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law, the Articles or the Bylaws; provided that, with respect to election of directors, (i) if the number of nominees exceeds the number of directors to be elected, then nominees shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; and (ii) otherwise, nominees shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum is not present at any meeting, the holders of record of a majority of shares adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented, unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

Section 3.9    Voting List. The Secretary of the Corporation shall make a complete list of the Shareholders entitled to notice of each meeting, arranged in alphabetical order by voting group (and within each voting group by class or series of shares), with the address and number of shares held by each, which list shall be on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, and subject to inspection by any Shareholder or the Shareholder’s duly authorized attorney-in-fact on written demand at any time during regular business hours for a period of five (5) business days before the meeting. The list shall be produced at the meeting and subject to inspection by any Shareholder or the Shareholder’s duly authorized attorney-in-fact during the meeting or any adjournment. The original stock register or transfer book, or a duplicate kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the list, or to notice of or to vote at any meeting of Shareholders.

Section 3.10    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting and without prior notice, if consents in writing setting forth the action taken are signed by the holders of outstanding shares having at least the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent must bear the date of signature of the shareholder who signs the consent and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last Shareholder signs the consent unless the consent specifies a different prior or subsequent effective date.

2 of 8

BYLAWS OF 1ST SOURCE CORPORATION

Section 3.11    Meeting by Telephone, Etc. Any or all Shareholders may participate in any meeting of Shareholders by, or through the use of, any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. A shareholder so participating is deemed to be present in person.

ARTICLE 4
BOARD OF DIRECTORS

Section 4.1    Duties and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three (3) or more than twenty-five (25) members. The actual number of Directors may be fixed or changed, from time to time, within the minimum and maximum, by the Board.

Section 4.2    Election, Term of Office and Qualification. If there are nine (9) or more Directors, their terms shall be staggered by dividing the total number of Directors into three (3) groups, with each group containing one-third (1/3) of the total as near as may be. In that event, the terms of Directors in the first group expire at the first annual Shareholders meeting after their election, the terms of the second group expire at the second annual Shareholders meeting after their election, and the terms of the third group expire at the third annual Shareholders meeting after their election. At each annual Shareholders meeting held thereafter, Directors shall be chosen for a term of two (2) years or three (3) years as the case may be, to succeed those whose terms expire. Directors need not be Shareholders of the Corporation at the time of nomination or election. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

The Board or an authorized committee shall determine the criteria for and eligibility of nominees for the Board of Directors. Nominees shall, at a minimum:

(1)Be active in the nominee’s chosen business, occupation or profession; and

(2)Be in such health as permits active participation as a member of the Board; and

(3)Be below 72 years of age as of the date of the next election of Directors.

The Board or authorized committee may waive the requirements in (1) and (3) for an incumbent Director upon a determination that such Director’s continued service on the Board is in the best interests of the Corporation.

Section 4.3    Retirement. Any Director who is not a current or former officer of the Corporation or any subsidiary and becomes 72 years of age during his/her term of office shall resign as a Director prior to the next annual meeting of shareholders, provided, however, that the Board or authorized committee may waive such requirement upon a determination that such Director’s continued service through a portion or all of the remainder of his/her term of office is in the best interests of the Corporation.

Section 4.4    Lead Director. Unless otherwise determined by the Board, the incumbent chairperson of the Governance & Nominating Committee shall serve as Lead Director. The Lead Director will conduct the executive sessions of the independent directors.

Section 4.5    Meetings. Regular meetings of the Board may be held with or without notice of the date, time, place or purpose of the meeting. Special meetings of the Board may be called at any time by the Chairman of the Board of Directors, the Lead Director, the Vice-Chairman of the Board of Directors, the Chief Executive Officer, or by the President, and shall be called on request of not less than a majority of the members of the Board or on request of the Executive Committee. Notice of a special meeting shall be sent by the person or persons calling the meeting to each Director at the Director’s residence or usual place of business by letter sent by first class United States mail, postage prepaid, or private carrier service, or by electronic mail, text message or other form of wire or wireless communication, and shall be effective if received on or before the day of the meeting or five (5) days after sending; or may be personally delivered or given orally to a Director in person or by telephone at any time on or before the day of the meeting. A Director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting or promptly upon the Director’s arrival objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

3 of 8

BYLAWS OF 1ST SOURCE CORPORATION

Section 4.6    Executive Session of Independent Directors. To ensure free and open discussion and communication among the independent Directors of the Board, the independent Directors will meet in executive session at least twice per year with no other Directors present. Executive sessions shall be informal sessions for open discussion. Issues raised in executive session may be raised by the independent directors and formally addressed by subsequent Board or Board committee action, as appropriate.

Section 4.7    Meeting by Telephone, Etc. Any or all of the members of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee by any means of communication by which all Directors participating may simultaneously hear each other during the meeting, and participation by these means constitutes presence in person at the meeting.

Section 4.8    Quorum. A majority of the number of Directors designated for a full Board shall be necessary to constitute a quorum for transacting any business except filling vacancies, and the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board unless the act of a greater number is required by law, the Articles or the Bylaws.

Section 4.9    Action Without Meeting. Any action required by law to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if one or more written consents setting forth the action taken are signed or transmitted electronically by all members of the Board or of the committee, as the case may be, and the written consents are included in the minutes of proceedings of the Board or committee or filed with the corporate records and delivered to the Secretary. Action taken in this manner is effective when the last Director signs or otherwise provides the consent unless the consent specifies a different prior or subsequent effective date.

Section 4.10    Resignations. Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date or an effective date determined upon the happening of an event. An incumbent director standing for re-election shall promptly tender his or her resignation for consideration by the Board or designated Committee of the Board in the event he or she does not receive sufficient votes to be re‑elected in an election of directors but otherwise remains in office because no successor nominee was elected. The Board shall consider whether to accept, reject, or take other action with respect to such resignation. It shall disclose its decision within ninety (90) days from the date of certification of the election results. It shall also disclose its rationale in the event its decision is to reject the resignation or otherwise authorize the incumbent director to continue in office. The incumbent director shall not participate in the Board’s decision on his or her resignation.

Section 4.11    Removal. Any Director may be removed, either with or without cause, at any meeting of the Shareholders or Directors called for that purpose if the meeting notice states that the purpose or one of the purposes of the meeting is removal of the Director and if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director. If the removal occurs at a meeting of the Shareholders and the notice so provides, the vacancy caused by the removal may be filled at the meeting by vote of the holders of a majority of the outstanding shares present and entitled to vote for the election of Directors.

Section 4.12    Vacancies. Any vacancy occurring on the Board, caused by removal, resignation, death or other incapacity, or increase in the number of Directors, may be filled by the Board, or, if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by a majority vote of the remaining members of the Board.

Section 4.13    Compensation of Directors: The Board shall fix the compensation of Directors.

Section 4.14    Election Not to Be Governed by Indiana Code Section 23-1-33-6(c): The Corporation shall not be governed by any of the provisions set forth in Section 23-1-33-6(c) of the Act.

Section 4.15    Designation of Committees. The Board of Directors may designate two (2) or more of its number to constitute one (1) or more committees, and may, at any time, increase or decrease the number of members of any committee, fill vacancies, change any member, and change the functions or terminate the existence of any committee.

4 of 8

BYLAWS OF 1ST SOURCE CORPORATION

Section 4.16    Executive Committee. The Board of Directors may designate three (3) or more of its members to constitute an Executive Committee. During the intervals between meetings of the Board, and subject to any limitations required by law or by resolution of the Board, the Executive Committee shall have and may exercise all of the authority of the Board, except that the Committee shall not have authority to: (i) authorize distributions, except that the Committee (or an executive officer of the Corporation designated by the Board) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board; (ii) approve or propose to the Shareholders action that by law is required to be approved by the Shareholders; (iii) fill vacancies on the Board or on any of its committees; (iv) except to the extent permitted by subsection (vii) below, amend the Articles when no Shareholder action is required by law; (v) adopt, amend, or repeal By-laws; (vi) approve a plan of merger not requiring Shareholder approval; or (vii) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board may authorize the Committee (or an executive officer of the Corporation designated by the Board) to take the action described in this subsection (vii) within limits prescribed by the Board.

Section 4.17    Meetings; Procedure; Quorum. The provisions of these Bylaws and those required by law that apply to the Board regarding meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements apply to the committees and their members as well. The members of any committee shall act only as a committee, and the individual members shall have no power as such. Each committee shall appoint a secretary, who need not be a member of the committee, to keep minutes of its meetings. All minutes of meetings of committees shall be submitted to the next succeeding meeting of the Board for approval, but failure to submit the minutes or to receive approval shall not invalidate any action taken by the Corporation upon authorization by a committee.

ARTICLE 5
OFFICERS

Section 5.1    Number and Qualifications. The Officers of the Corporation shall consist of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary, the Treasurer, and any other officers chosen by the Board or the Chairman of the Board at the times, in the manner and for the terms prescribed by the Board or the Chairman of the Board, respectively. The same individual may simultaneously hold more than one (1) office in the Corporation.

Section 5.2    Election and Term of Office: The Officers shall be chosen annually by the Board, except that Assistant Officers may be designated as provided in Section 5.12 of these Bylaws. Each Officer shall hold office until a successor is chosen and qualified, or until death, or resignation or removal in the manner provided in these Bylaws.

Section 5.3    Resignations. Any Officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Except as otherwise provided in an employment agreement, a resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, then the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5.4    Removal. Any Officer, excepting an Officer who is also a Director, may be removed either with or without cause, at any time, by the Board or by such Officer or Officers to whom the Officer is directly responsible. Any Officer who is a Director may be discharged as an Officer at any time by the Board of Directors or the Executive Committee. Except as otherwise provided in an employment agreement, the employment of all Officers shall be for an indefinite time, terminable at will.

Section 5.5    Vacancies. Whenever a vacancy occurs in any office by reason of death, resignation, removal, increase in the number of officers of the Corporation, or otherwise, it shall be filled by the Board, and the Officer so chosen shall hold office during the remainder of the predecessor’s term or as otherwise provided in these Bylaws. Assistant Officers may be designated to fill vacancies in the manner provided in Section 5.12 of these Bylaws.

Section 5.6    Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a Director. The Chairman shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors. The Chairman shall also perform all such other duties as are incidental to the office or properly required by the Board.

Section 5.7    Vice-Chairman of the Board of Directors. The Vice-Chairman of the Board of Directors shall be a Director. In the absence of the Chairman, the Vice-Chairman shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors. The Vice-Chairman shall perform such other duties as are properly required by the Board.

5 of 8

BYLAWS OF 1ST SOURCE CORPORATION

Section 5.8    Chief Executive Officer and President. Subject to the general control of the Board, the Chief Executive Officer and the President, respectively, shall manage and supervise all the affairs and personnel of the Corporation, shall discharge all the usual functions of the chief executive officer and the president of a corporation, and shall perform such other duties as the Bylaws or the Board may prescribe. The Chief Executive Officer and the President shall have full authority to execute proxies on behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and the Bylaws. The respective duties of the Chief Executive Officer and the President may or may not be performed by the same person, subject to the discretion of the Board. The Chief Executive Officer shall be a Director. The President may be a Director.

Section 5.9    Vice-Presidents. Each Vice-President shall have general supervision of those affairs of the Corporation designated by the Officer to whom the Vice-President is directly responsible and may employ and discharge subordinate officers, employees, clerks and agents under his supervision. Each Vice-President shall perform all such duties as are incidental to his office or properly required by the Board of Directors, Chairman of the Board of Directors and such other Officer or Officers to whom he is directly responsible.

Section 5.10    Secretary. The Secretary shall authenticate records of the Corporation, attend all meetings of the Shareholders and of the Board, keep or cause to be kept a true and complete record of the proceedings of Directors’ and Shareholders’ meetings, perform a like duty, when required, for all committees appointed by the Board, and perform any other duties which the Bylaws, the Board, the Chairman of the Board, the Lead Director, the Vice-Chairman, the Chief Executive Officer or the President may prescribe. The Secretary shall give all notices of the Corporation; however, in case of the Secretary’s absence, negligence or refusal so to do, any notice may be given by a person directed by the Chief Executive Officer or President or by the requisite number of Directors or Shareholders upon whose request the meeting is called.

Section 5.11    Treasurer. The Treasurer shall perform all such duties as are incidental to the office or properly required by the Board or such Officer or Officers to whom the Treasurer is directly responsible.

Section 5.12    Assistant Officers. The Board, the Chairman of the Board, or the Vice-Chairman of the Board may from time to time designate and elect Assistant Officers who shall have the powers and duties as the Officers whom they are elected to assist shall specify and delegate to them, and any other powers and duties which the Bylaws, the Board or the Chairman of the Board or the Vice-Chairman of the Board may prescribe.

Section 5.13    Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may temporarily delegate the powers or duties of the Officer to any other Officer or Assistant Officer or to any Director.

ARTICLE 6
INDEMNIFICATION

Section 6.1    Indemnification of Directors and Officers. Every person who is or was a Director or Officer of the Corporation shall be indemnified by the Corporation against all liability, including any obligation to pay a judgment, settlement, penalty, excise tax, or fine, and against reasonable expenses, including counsel fees, actually incurred by such person in his or her Official Capacity, provided that such person is determined in the manner specified in Section 6.3 to have met the standard of conduct specified in Section 6.4.

Section 6.2    Reimbursement of Expenses in Advance of Final Disposition. The Corporation may, upon authorization of those entitled to select counsel under Section 6.3, pay for or reimburse the reasonable expenses, including counsel fees, incurred by any person who is or was a Director or Officer of the Corporation in connection with any Proceeding to which such person is a Party because of such person serving in his or her Official Capacity in advance of final disposition of the Proceeding if:

(1)The person furnishes the Corporation a written affirmation of the person’s good faith belief that the person has met the standard of conduct specified in 6.4 below;

(2)The person furnishes the Corporation an unlimited general written undertaking, executed personally or on the person’s behalf, to repay the advance if it is ultimately determined that the person did not meet such standard of conduct; and

(3)A determination is made in the manner specified in 6.3 below that the facts then known to those making the determination would not preclude indemnification under 6.1 above.

6 of 8

BYLAWS OF 1ST SOURCE CORPORATION

Section 6.3    Authorization of Indemnification. Upon demand for indemnification, the Corporation shall determine whether to authorize indemnification by any one of the following procedures, as selected by the Board of Directors by majority vote of the entire Board of Directors:

(1)By the Board of Directors by majority vote of a quorum consisting of Directors not at the time Parties to the Proceeding as to which indemnification or advancement of expenses is at issue.

(2)If a quorum cannot be obtained under Subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are Parties may participate), consisting solely of two or more Directors not at the time Parties to the Proceeding.

(3)By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in Subdivision (1) or (2); or, if a quorum of the Board of Directors cannot be obtained under Subdivision (1) and a committee cannot be designated under Subdivision (2), by special legal counsel selected by majority vote of the full Board of Directors (in which selection Directors who are Parties may participate).

(4)By a majority vote of shareholders excluding shares owned or controlled by Directors or Officers who at the time of the vote are Parties to the Proceeding.

Section 6.4    Standard of Conduct. The standard of conduct for any act or omission is:

(1)In the case of any criminal Proceeding, the person either had reasonable cause to believe that the person’s conduct was lawful, or, had no reasonable cause to believe the person’s conduct was unlawful.

(2)In all non-criminal Proceedings, either (a)(i) the person’s conduct was in good faith, and (ii) the person reasonably believed (A) in the case of conduct in the person’s Official Capacity, that the person’s conduct was in the Corporation’s best interest, or, (B) in all other cases, that the person’s conduct was not opposed to the Corporation’s best interests; or (b) the person’s breach of or failure to act in accordance with the standard set forth in this subsection (2)(a) above did not constitute willful misconduct or recklessness. A person’s conduct with respect to an employee benefit plan for a purpose which the person reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of this subsection (2)(a)(i)(B).

(3)The termination of a Proceeding by judgment, order, agreement, or settlement, or upon conviction or a plea of nolo contendere, or the equivalent of any of the foregoing, is not, of itself, determinative that the person did not meet the standard of conduct.

Section 6.5    Definitions. As used in this Article 6, the following terms have the following meanings:

“Director” means an individual who is or was a director of the Corporation. “Director” includes the heirs, estate, executors, administrators, and personal representatives of a Director.

“Officer” means an individual who is or was an officer of the Corporation. “Officer” includes the heirs, estate, executors, administrators, and personal representatives of an Officer.

“Official Capacity” means: (a) when used with respect to a Director, the position of Director of the Corporation; (b) when used with respect to an Officer, the office in the Corporation held by an Officer, and (c) when used with respect to a Director or Officer, any service by a person while a Director or Officer of the Corporation at the Corporation’s specific request, as a Director, Officer, partner, trustee, employee, or agent of the Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. For these purposes, a person is considered to be serving an employee benefit plan at the Corporation’s specific request of the person’s duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

“Parties” means persons who were, are, or are threatened to be named defendant or respondent in a Proceeding.

“Proceeding” means any threatened, pending, or completed action, suit, proceeding, or appeal therefrom, whether civil, criminal, administrative, regulatory, or investigative, and whether formal or informal.

7 of 8

BYLAWS OF 1ST SOURCE CORPORATION

Section 6.6    Insurance. The Corporation reserves the right to purchase and maintain insurance for the matters covered by these provisions and to the extent of such insurance payments these provisions shall not be effective.

ARTICLE 7
CONFLICT OF INTEREST TRANSACTIONS

Section 7.1    Conflict of Interest Transactions. No contract or transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors, officers, trustees, or general partners are Directors of this Corporation, or in which any Director of the Corporation has a material financial interest, shall be void or voidable solely for this reason, or solely because the Director is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1)The material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorizes, approves or ratifies the contract or transaction by a majority vote without counting the vote of the interested Director or Directors, provided, that more than one disinterested Director is required to act under this section; or

(2)The material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by majority vote of the Stockholders; or

(3)The contract or transaction was fair to the Corporation.

Section 7.2    Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.3    Review of Related Party Transactions. In addition to the foregoing requirements for approval of a transaction in which a Director may be interested, the Audit Committee of the Board of Directors (or such other independent body of the Board of Directors as the Board may designate) shall conduct an appropriate review and oversee all related party transactions for potential conflict of interest situations on an ongoing basis and the disclosure of same pursuant to Item 404 of regulation S-K of the Securities and Exchange Act of 1934.

ARTICLE 8
GENERAL PROVISIONS

Section 8.1    Seal. The Board may designate the form of a corporate seal. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, but the failure of the Board to designate a seal or the absence of the seal from any instrument shall not affect in any way its validity or effect.

Section 8.2    Fiscal Year. The fiscal year of the Corporation shall end on December 31.

Section 8.3    Amendments of Bylaws: These Bylaws may be amended, altered or repealed at any meeting of the Board by the affirmative vote of a majority of the Board.

8 of 8